UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2003

CNET Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street
San Francisco, CA    94105

(Address of principal executive offices including zip code)

(415) 344-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS.

'

On June 10, 2003, Randall Mays, a member of the CNET Networks, Inc. Board of Directors and the chair of the Audit Committee, tendered his resignation from the Board at the Board's regularly scheduled meeting. According to Mr. Mays, in light of his significant responsibilities as Chief Financnial Officer and director of Clear Channel Communications, Inc., he is reducing his outside commitments. Mr. Mays wished the company success.

Eric Robison, currently a member of the Audit Committee and an independent director who meets the "financial expert" definition promulgated pursuant to the Sarbanes-Oxley Act, will serve as interim Chair of the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2003

CNET Networks, Inc.

By:	/s/ DOUGLAS WOODRUM

Name: Douglas Woodrum
Title: Chief Financial Officer